UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 2, 2016
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 2, 2016 Gregory C. Hazelton, Senior Vice President, Chief Financial Officer and Treasurer of the Company, voluntarily resigned his officer positions with the Company, effective September 2, 2016. Mr. Hazelton indicated to the Company that he will be returning to Hawaiian Electric Industries, Inc., where he was previously employed, to accept an executive position, as well as to relocate to Hawaii for family reasons. Mr. Hazelton will remain an employee of the Company through September 30, 2016 to provide for an orderly transition of his responsibilities to other employees.

On September 2, 2016, the Board of Directors of the Company appointed Brody J. Wilson as interim Chief Financial Officer and interim Treasurer, effective September 2, 2016. Mr. Wilson has served as the Company’s Controller and Chief Accounting Officer since February 2013 and Assistant Treasurer since February 2016, and he will continue as Controller and Chief Accounting Officer. Mr. Wilson, 37, was a senior manager at PricewaterhouseCoopers LLP from 2009 until joining the Company as accounting director in September 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: September 2, 2016	/s/ MardiLyn Saathoff
Senior Vice President and General Counsel